Exhibit 10.15
CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
FORNet DESIGN AND INSTALLATION AGREEMENT
     THIS FORNet DESIGN AND INSTALLATION AGREEMENT (the “Agreement”)
is made as of the Effective Date by and between:

Company:	Nextel Operations, Inc., a Delaware corporation (“Company”)

Address:	2002 Edmund Halley Drive
Reston, Virginia 20190

Contractor:	NextG Networks, Inc., a Delaware corporation

Address:	2216 O’Toole Avenue
San Jose, CA 95131
RECITALS
WHEREAS, Company is an operator and provider of wireless communications;
WHEREAS, Contractor represents that it is skilled in the design and installation of FORNet Systems, as defined below, and desires to provide such services, from time to time, to Company; and
WHEREAS, Contractor and Company are entering into this Agreement to govern the award of such design and installation services to Contractor;
NOW, THEREFORE, Company and Contractor (sometimes referred to individually as a “Party” or collectively as “the Parties”) agree as follows:
1. DEFINITIONS
1.1 “Acceptance Criteria” refers to the mutual testing procedures set forth in Attachment 4.
1.2 “Agreement” means this FORNet Design and Installation Agreement, together with all attachments, exhibits and schedules hereto.
1.3 “Authorized Representative” means, for Company, the Vice President of Engineering & Operations or his or her designee, and for Contractor, a person who holds an equivalent or greater position.
1.4 “Business Day” means Monday through Friday, excluding national holidays.
1.5 “Change Order” means a modified Purchase Order noting any material change in the Work to be performed, any adjustment in the Contract Sum, or any time extension with respect to completion of the Work to be provided for a Project, as mutually agreed upon in writing by the parties hereto.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
1.6 “Claims” means any fines, penalties, losses, costs, damages, injuries, claims, actions, causes of action, expenses, or liabilities, including, without limitation, all court costs and reasonable fees of attorneys, consultants and/or experts, of whatever kind and nature, whether for death, personal injury, property damage or otherwise.
1.7 “Company Parties” means Company’s parent corporations and majority or wholly-owned subsidiaries, affiliates or partners that are controlled by Company or its parent corporations or under common control with the Company, and the officers, directors, employees, agents, successors and assignees of each.
1.8 “Contract Documents” means all drawings, specifications and lists depicting those items, procedures and timelines necessary for the proper execution and completion of the Work by Contractor for any individual Project, including this Agreement and the Proposal, Drawings, Specifications, and addenda for the Project and any other documents listed therein completed pursuant to the terms and conditions of this Agreement and accepted by Company, and also includes any modifications issued in writing, including but not limited to Purchase Orders and Change Orders.
1.9 “Contract Sum” means the total amount payable by Company for performance of the Work under the Contract Documents for a particular Project, including amounts payable pursuant to a Change Order.
1.10 “Contract Time” means the duration of a particular Project as specified in the Proposal.
1.11 “Contractor” means the individual or legal entity described under Contractor designation in the preamble of this Agreement.
1.12 “Contractor Parties” means Contractor’s affiliates, Subcontractors, and the officers, directors, employees, agents, successors and assignees of each, and any other persons performing portions of the Work under a contract with Contractor or a Subcontractor, or otherwise with Contractor’s or a Subcontractor’s permission or assent, or anyone else for whose acts they may be liable.
1.13 “Dispute” means any claim or dispute between Company and Contractor arising in connection with the negotiation, construction, interpretation, validity, performance, enforcement, operation, breach of, or termination of this Agreement.
1.14 “Diverse Suppliers” means small business concerns, veteran-owned small business concerns, HUBZone small business concerns, women-owned small business concerns, small disadvantaged business concerns (including 8(a) business concerns) and Historically Black Colleges and Universities and minority institutions as set forth in Federal Acquisition Regulation Part 19 and 13 C.F.R. Part 121, as the same may be amended.
1.15 “Drawings” means the graphic and pictorial portions of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
1.16 “Effective Date” means the date the last Party executes and conveys this Agreement back to the other Party.
1.17 “Final Completion” means the date on which Company reasonably deems, pursuant to the standards set forth in this Agreement, the Contract Documents and the Acceptance Criteria, that (i), as to Phases 2 through 4, as set forth in Section 8.1 of this Agreement, (a) Substantial Completion has occurred, (b) as built drawings have been provided, and (c) the Work has received final inspection and approval, if any is required, from the appropriate municipal or public utility, private owner of poles, conduit or trenches and governmental agencies; and (ii) as to Phase 5, as set forth in Section 8.1 of this Agreement, (a) the Acceptance Criteria, set forth in Attachment 4, have been met, (b) as built drawings have been provided, and (c) the Work has received final inspection and approval, if any is required, from the appropriate municipal or public utility, private owner of poles, conduit or trenches and governmental agencies.
1.18 “FORNet Fibers” shall have the meaning designated in the MSA.
1.19 “FORNet Hub Equipment” shall have the meaning designated in the MSA.
1.20 “FORNet Master Services Agreement” or “MSA” means the agreement by and between Company and Contractor, dated as of                     , 2006, pursuant to which the Contractor will own and operate and Company shall [***] use and operate a related FORNet System.
1.21 “FORNet Remote Node” shall have the meaning designated in the MSA.
1.22 “FORNet System” shall have the meaning designated in the MSA.
1.23 FORNet System Acceptance Criteria and Testing Procedures” refers to the Acceptance Criteria and Testing Procedures mutually agreed to by Contractor and Company and which shall be attached hereto as Attachment 4, and incorporated herein by reference.
1.24 Force Majeure Events” Notwithstanding anything to the contrary herein, neither OPERATOR nor COMPANY shall be in default under this Agreement with respect to any delay in its performance (other than a failure to make payments when due) caused by any of the following conditions and not the negligent acts or omissions of the party claiming relief under this Article (each a “Force Majeure Event”): (a) act of God; (b) fire; (c) flood; (d) material shortage or unavailability not resulting from the responsible party’s failure to timely place orders or take other necessary actions therefore; (e) government acts, omissions, codes, ordinances, laws, rules, regulations, or restrictions; (f) war, civil disorder, terrorism or terrorist event; (g) labor strife, action or strike; or (h) any other cause beyond the reasonable control of such party, including but not limited to utility pole hits. The party claiming relief under this Section 1.24 shall promptly notify the other in writing of the existence of the Force Majeure Event relied on, the expected duration of the Force Majeure Event, and the cessation or termination of the Force Majeure Event. The party claiming relief under this Article shall exercise commercially reasonable efforts to minimize the time for any such delay.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
1.25 “Hazardous Condition” means any hazardous condition on the subject property, including, without limitation: a) the presence of any hazardous materials including, without limitation, asbestos, urea, formaldehyde, polychlorinated biphenyls, petroleum and petroleum based products, methane, radon, lead, any flammable substance or material, any explosive, any radioactive substance or material and any hazardous, dangerous, toxic or regulated waste, substance, pollutant, contaminant or material, and further including, without limitation, any substances or materials defined as or included within the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any Laws, regulations and formal administrative policies related thereto of all federal, state, regional or local governmental entities or agencies which regulate or otherwise require permits or other approvals for or in connection with the construction, use or occupancy of land and improvements to land; b) physical conditions above or below the surface of the ground or concealed or unknown conditions of an unusual nature in an existing structure or below the surface of the ground.
1.26 “Historically Black Colleges and Universities,” means institutions determined by the Secretary of Education to meet the requirements of 34 C.F.R. Section 608.2; it can also mean any nonprofit research institution that was an integral part of such a college or university before November 14, 1986.
1.27 “Hub” means those facilities and locations identified in each FORNet License under the FORNet Master Services Agreement including, but not limited to, Company’s assigned foot print within a multi-user Hub facility, owned, leased, subleased, licensed or sublicensed by either Company or Contractor for purposes of the installation, operation and maintenance of the FORNet Hub Equipment.
1.28 “Laws” means applicable ordinances, orders, resolutions, policies, guidelines, laws, rules, and regulations of any federal, state, regional or local government or agency.
1.29 “Minority Institutions,” means institutions meeting the requirements of Section 1046(3) of the Higher Education Act of 1965 [20 U.S.C. §1135d-5(3)], and also Hispanic-serving institutions as defined in Section 316(b)(1) of such Act [20 U.S.C. §1059c(b)(1)].
1.30 “Network” shall have the meaning set forth in the FORNet Master Network Services Agreement.
1.31 “Project” means the design, engineering and construction services to be performed by Contractor pursuant to this Agreement as to any particular Network.
1.32 “Proposal” means the document containing the information specified in the Scope of Work, including, but not limited to, all required Drawings and Specifications as expressly agreed to by Company and Contractor in writing as to any particular Project.
1.33 “Punch List” means a comprehensive list of items to be completed or corrected submitted to Contractor, from Company.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
1.34 “Purchase Order” means a document in substantially the same form as Attachment 2 and issued by Company.
1.35 “Renewal Term” means any additional [***] period beginning from the end of the Term or prior Renewal Term as provided for in Section 2.3 below.
1.36 “Specifications” means that portion of the Contract Documents consisting of the written requirements for materials, equipment, construction systems, standards and workmanship for the Work, and performance of related services.
1.37 “Subcontractor” means a person or entity that has a direct contract with Contractor to perform a portion of the Work at a Project or to supply any needed material for the Project. The term “Subcontractor” shall also include any person or entity that has a direct or indirect relationship with any party in privity with Contractor for the performance of the Work on a Project.
1.38 “Substantial Completion” means, as to Phases 2 through 5, as set forth in Section 8.1 of this Agreement, the date upon which each phase of the Work (or a specified part thereof) is sufficiently complete, in strict compliance with the Drawings, Specifications and the other Contract Documents, so that the Work (or specified part) can be used by Company for the purpose for which it is intended. The terms “substantially complete” and “substantially completed,” as applied to all or part of the Work, refer to the Substantial Completion thereof.
1.39 “Term” means the period beginning as of the Effective Date and continuing [***] from the Effective Date.
1.40 “Work” means the design, engineering, construction and other services required by the Contract Documents in connection with any Project for which Company issues and Contractor accepts a Purchase Order or Change Order, whether completed or partially completed, and, except as provided otherwise in the Contract Documents, includes all labor, materials, equipment, and services provided or to be provided by Contractor to fulfill Contractor’s obligations.
2. PROJECTS
2.1 This Agreement covers all Work that Contractor may perform for Company as mutually agreed to by Company and Contractor in writing from time to time pursuant to the Contract Documents for such Project and the terms and conditions of this Agreement. In order for Contractor to be eligible to be selected to perform Work on any Project (which eligibility does not imply that such Contractor will be selected to perform the Work), Contractor shall (1) at the request of Company, submit a completed Proposal for the Project to Company in the form specified in this Agreement, or as may be otherwise directed by Company, and (2) be in full compliance with this Agreement.
2.2 Nothing contained herein shall require Company to provide to Contractor any Work whatsoever or to accept any Proposal from Contractor. Company’s issuance of a Purchase Order

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
shall be final authorization to Contractor to commence Work pursuant to the Contract Documents. A Proposal may be terminated by Contractor in writing prior to the receipt of Company’s Purchase Order therefore if all necessary Purchase Orders are not received by Contractor within [***] of the date of acceptance of a Proposal by Company. This Agreement is entered into for the purpose of providing a simplified method of allowing Contractor and Company to engage in any Work hereunder, if and when Company and Contractor so agree, on a Project-by-Project basis. Contractor understands that Company may make a general or a specific solicitation for any Work with respect to any present or future Project(s), which may or may not include Contractor, and Company is not required to notify Contractor of any such solicitation at any time or for any reason.
2.3 This Agreement shall be effective as of the Effective Date. Unless terminated in accordance with Section 20 hereof, this Agreement shall continue for the Term, and shall be automatically renewed for subsequent Renewal Terms at each anniversary of the Effective Date, unless either party gives notice of non-renewal prior to the commencement of a Renewal Term. This Agreement shall be modified only by written agreement signed by both Company and Contractor.
3. CONTRACT DOCUMENTS
3.1 The Contract Documents shall not be construed to create a contractual relationship of any kind between Company and a Subcontractor; nor between any persons or entities other than Company and Contractor.
3.2 The Contract Documents shall be mutually agreed to in writing.
3.3 [***].
3.4 With respect to documents prepared by any third party and furnished to Contractor by or through Company, Company assumes responsibility for the accuracy, uniformity or correctness of any statements, data, assertions, analyses, evaluations or recommendations contained in any documents or materials prepared by any third party. With respect to documents prepared by any third party and furnished to Company by or through Contractor, Contractor assumes responsibility for the accuracy, uniformity or correctness of any statements, data, assertions, analyses, evaluations or recommendations contained in any documents or materials prepared by any third party.
3.5 Contractor shall perform the Work according to the applicable Contract Documents. If Contractor determines that portions of the Contract Documents are at variance with any Laws, Contractor shall promptly notify Company in writing and necessary changes shall be accomplished by appropriate modification as the parties might mutually agree. [***].
4. ADMINISTRATION
4.1 Administration of each Project will be provided directly by Company, whether through its own employees or through consultants or other representatives designated by Company to Contractor. At the time of issuance of the Purchase Order for any Project, Company and Contractor shall designate the name, address and telephone number of the person or persons who shall act as their

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
respective representative during the progress of the Work. Without in any way modifying the notice requirement of Section 25, all communications, notices, submittals, and other correspondence from either Party, shall be directed to such person or persons specified as the respective representative(s) for the purposes of routine administration and completion of the Project. If more than one person is so specified, the Party shall send all such documents to each of those persons specified by the other Party.
5. SUBCONTRACTOR
5.1 As soon as practicable after Company’s issuance of a Purchase Order, Contractor shall furnish to Company the names of any Subcontractors it intends to use to perform the Work. Contractor shall not contract with any Subcontractor to whom Company has made reasonable and timely objection.
5.2 Company shall have no obligation to pay, or to see to the payment of, any monies to any Subcontractor. Nothing contained herein shall be deemed to create any contractual relationship between Company and any Subcontractor or to create any rights in any Subcontractor against Company.
5.3 Contractor shall promptly advise Company of any claim or demand by a Subcontractor claiming that any amount is past due to such Subcontractor or claiming any default by Contractor in any of its obligations to such Subcontractor.
5.4 Assignment of construction Project and associated Contract Documents: The performance of Contractor’s obligations under the Contract Documents are personal in nature and may not be assigned by Contractor without first obtaining consent therefore, in writing, from Company, the granting of which shall not be unreasonably, withheld, conditioned or delayed, and any attempted assignment without Company’s consent shall be void and unenforceable. Upon Contractor’s written request to Company, Company shall make partial or full payments of the Contract Sum by joint check to Contractor and Contractor’s assignee. If Contractor makes any such assignment, Contractor shall not be relieved of responsibility for any of its obligations under the applicable Contract Documents.
5.5 Assignment of Fornet Design and Installation Agreement: With written notice to Company, Contractor may assign this Agreement, in whole or in part, to: (a) a subsidiary, affiliate or parent of Contractor; (b) any firm, corporation, or entity which Contractor controls, is controlled by, or is under common control with; (c) any partnership in which it has a majority interest; or (d) any entity which succeeds to all or substantially all of Contractor’s assets or stock, or substantially all the assets or stock of one of its regional affiliates, whether by merger, sale or otherwise. Contractor shall provide Company written notice setting forth the name and address of the assignee under any such assignment. If Contractor makes any such assignment, Contractor is not relieved of any of Contractor’s obligations under the applicable Contract Documents or this Agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
6. SEPARATE CONTRACTORS
6.1 Company reserves the right to perform construction or operations related to any Project with Company’s own representatives, and to award separate contracts in connection with any Project, or portions of any Project or other construction or operations under conditions of the Contract Documents identical or substantially similar thereto or under any other conditions at Company’s sole discretion.
6.2 Contractor shall coordinate the Work with Company’s operations, and operations of any third party retained by Company, at the Work location, including but not limited to the introduction and storage of any materials used by Company and third party as provided for in the Contract Documents, provided, however, that any delays in the applicable construction schedule shall be governed by Section 7.1 below.
6.3 [***]. Company may retain a third party to inspect the Work and determine the presence of any defects in the Work that would affect the operations to be performed by Company at the Project. If such third party finds any such defects within the warranty period stated in Section 22.1 below, Contractor shall promptly remedy such defects upon Company’s demand.
7. DELAYS AND EXTENSIONS OF TIME
7.1 Any delays in the completion of Work that is due to a Force Majeure Event or the acts or omissions of Company or its employees, agents or contractors, excluding those agents or contractors retained by Contractor, may be cause for extending an applicable date of completion of any Work contemplated under any Project. If Contractor wishes to rely upon any of such causes for obtaining an extension, it shall promptly notify Company in writing stating with specificity the Force Majeure Event, (or other source of delay), the specific elements of the Work that will be impacted, the specific areas involved in such problem and its then anticipated period of delay. [***]. Upon receipt of such notice, Company shall determine whether an extension is reasonably justified and if so, the Parties shall discuss an equitable extension, generally day for day, of the applicable date(s) of completion, taking into account not only the time of the Force Majeure Event (or other source of delay), but also its reasonable impact on Contractor’s ability to complete the Work for which Contractor is responsible; provided, Company shall make the final determination of the extension reasonably required to reflect the impact of the Force Majeure Event on Contractor and the Work in good faith. Company shall have the option to deny the requested extension for good cause in good faith, if it is shown that such occurrence should not reasonably cause any such delay. If Contractor believes the occurrence of a Force Majeure Event requires an adjustment of the Contract Sum, Contractor shall so advise Company and the parties must negotiate in good faith a reasonable adjustment to the Contract Sum.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
8. FORNet SYSTEM DESIGN; ACQUISITION OF RIGHTS
AND PERMITTING; DEPLOYMENT AND ACCEPTANCE
8.1 The Work shall be completed [***] as set forth below. Phase 2 and Phase 3 shall be mutually approved through an iterative process. With Company’s written approval, Contractor may elect to work simultaneously on two or more phases.
Phase 1 – Contract Award. Date Contractor is selected to perform Work as to a specific Project as demonstrated by the parties reaching agreement on a Proposal, including without limitation, [***].
Phase 2 – Design. Contractor will prepare and submit for Company’s approval, [***].
Phase 3 – Access/Right of Way/Permits/Zoning. Contractor will use commercially reasonable efforts to secure all necessary utility structure access agreements, licenses, franchises, rights-of-way agreements and permits necessary to construct the Network (the “Underlying Rights”). Company shall cooperate and assist Contractor with the acquisition of the required Underlying Rights; provided, that Company shall not be required to make any monetary payment to Contractor or any third party in connection with such cooperation and assistance beyond payments mutually agreed to in the Contract Documents.
Phase 4 – Deployment/Construction. Contractor shall deploy all fiber via aerial, conduit or trench, install all FORNet Hub Equipment and FORNet Remote Nodes as per the approved design for each FORNet System.
Phase 5 – Commissioning. Contractor shall perform all tasks necessary to meet the Acceptance Criteria.
8.2 [***]
8.2.1 [***]
8.2.2 [***]
8.2.3 [***]
8.2.4 [***]
8.2.5 [***]
[***].
8.3 Pricing for Phased work, once fixed, is firm for [***] from the date of (a) Contractor’s Proposal, and (b) Substantial Completion of the previous Phase, as the case may be, after which time Contractor may choose to re-bid the Project and any further Work would be subject to the subsequent mutual agreement of the Parties. Notwithstanding anything to the contrary herein, if at any time prior to the date that is [***] from the date of Substantial Completion of Phase 3, Company chooses to proceed with the construction of a network based on designs produced by Contractor pursuant to this Agreement, it may do so only utilizing the services of Contractor. If any permits or other

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
authorizations obtained by Contractor expire or otherwise lapse prior to the use thereof, the cost of renewing or replacing the same shall be born solely by Company.
8.4 Notwithstanding anything to the contrary herein, unless specifically provided otherwise in the underlying Proposal, the Contract Sum does not cover [***].
9 CHANGE ORDERS
9.1 If Company desires Contractor to perform Work that is substantially different in type from the Work specified in the Proposal, that additional Work shall be set forth in a written amendment to this Agreement executed by both Parties and authorized by the issuance of a Purchase Order or Change Order.
9.2 If Company desires Contractor to perform Work that is not specified in the Proposal, but is Work similar in type to the Work specified therein, Company shall notify Contractor of the additional Work proposed to be performed and Contractor shall, if it so chooses, submit to Company a Proposal, describing in detail the proposed additional Work to be provided, along with the proposed compensation and time period for completion applicable thereto. In the event Company approves the Proposal for such additional Work, Company shall issue a mutually acceptable Change Order referencing the Proposal as authorization for the additional Work. Company shall not be liable for any such additional Work, and Contractor shall not commence any such additional Work, unless and until Company and Contractor have mutually executed and delivered the Change Order.
9.3 If, after Contractor commences the performance of the Work authorized by a Purchase Order, Company desires Contractor to perform Work that is set forth in The Proposal, but was not previously authorized by a Purchase Order, Company shall propose a Change Order. Company shall not be liable for, and will not pay for, any additional Work unless and until the Parties have signed and delivered a Change Order for such additional Work. Contractor shall thereupon promptly commence such Work.
9.4 [***].
9.5 [***].
10 TIME
10.1 It is expressly agreed that time is of the essence in this Agreement. Contractor agrees that by submitting a Proposal to Company, Contractor confirms that the specified Contract Time is a reasonable period for performing the Work assuming timely performance by Company of its obligations in connection with the proposed Project.
10.2 [***]. Company shall, within [***] of receiving notice from Contractor certifying in writing that Substantial Completion has occurred, either (i) provide Contractor with notification in writing that Substantial Completion has occurred, or (ii) provide a Punch List for completion. Company shall provide Contractor with its approval or request for corrections, completions or changes consistent with the Contract Documents within [***] of receiving notice from Contractor certifying

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
in writing that Substantial Completion of Phases 2 through 5 have occurred and are ready for final inspection by Company or Final Acceptance shall be deemed to have occurred with respect to the affected FORNet System. If additional inspections are necessary due to portions of the Work still found incomplete or unsatisfactory, the above mentioned procedure shall be used for further inspections until all items are satisfactorily completed. Company shall certify in writing when Final Completion has occurred.
11 CONTRACTOR
11.1 Contractor shall be solely responsible for and have control over construction means, methods, techniques, sequences and procedures and for coordinating all portions of the Work under each Project, unless the Contract Documents give other specific instructions concerning these matters. All Work shall be performed in a good and workmanlike manner.
11.2 Prior to the commencement of Work for a Project and continuously thereafter, Contractor shall carefully examine the Contract Documents and immediately report in writing to Company any error, inconsistency, ambiguity, omission, insufficiency of detail or explanation or variance with existing physical conditions at the location.
11.3 Unless otherwise provided in the applicable Contract Documents, Contractor shall provide and pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation, and other facilities and services necessary for the proper execution and completion of the Work, whether temporary or permanent and whether or not incorporated or to be incorporated in the Work.
11.4 Contractor warrants to Company that materials and equipment furnished for the Work will be of good quality, new, of current manufacture and fit for its intended purpose unless otherwise required or permitted by the Contract Documents, that the Work will be free from defects in workmanship, and that the Work will conform in all material respects to the requirements of the Contract Documents. Work not conforming to these requirements, including substitutions not properly approved and authorized by Company, may be considered defective. If requested by Company, Contractor shall furnish documentary evidence as to the kind and quality of materials and equipment. Contractor shall clearly mark all changes or modifications to or deviations from the Drawings and Specifications to record any changes made during the performance of the Work, all of which shall require the prior written approval of Company. Unless otherwise provided in the applicable Contract Documents and subject to the terms of Section 15 below, Contractor shall pay promptly when due all sales, consumer, use, and other similar taxes (whether state, federal or local) which are due and legally enacted when proposals are received or negotiations concluded, whether or not yet effective or merely scheduled to go into effect, and shall secure and pay for the building permit and other permits and governmental fees, licenses and inspections necessary for proper execution and completion of the Work. Contractor shall indemnify, defend and hold harmless Company from any Claims with respect to nonpayment of such taxes and fees and Company is entitled, at its sole but reasonable discretion, to set up an escrow reserve or lockbox account from which the amount of any such unpaid taxes or permit fees will be paid, with the amount of such

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
taxes and fees to be deducted from and paid out of the Contract Sum and to cause the payment out of such account of all such taxes and fees and of all costs and expenses of such account itself.
11.5 Contractor warrants to Company that Contractor is financially solvent, able to pay its debts when due, and is possessed of sufficient working capital to complete the Work in accordance with the terms of this Agreement. Contractor warrants that Contractor is authorized to do business and is properly licensed by all necessary governmental and public authorities having jurisdiction over Contractor during performance of the Work. Contractor further warrants to Company that Contractor and its employees and subcontractors shall obtain and maintain all necessary licenses and permits required for execution of the Work.
11.6 Contractor shall comply with and give notices required by Laws bearing on performance of the Work. Contractor shall promptly notify Company if any Drawings or Specifications in any Project, or in the Contract Documents are observed by Contractor to be at variance with any Laws. Without in any way limiting the foregoing, it is the responsibility of Contractor to ensure that all of Contractor’s Work complies with the requirements of the Occupational Safety and Health Administration (OSHA) and that Contractor’s Subcontractors are also in compliance therewith.
11.7 During the course of the Work, Contractor shall keep the Project free from accumulation of any waste material, dust and rubbish attributable to the Work, and at the completion of the Work, shall remove from the Project all of Contractor’s rubbish, implements and surplus materials. Upon completion of the Work, Contractor shall leave the Project in “broom clean” condition, and should Contractor fail to so clean the Project to Company’s satisfaction, either during the course of the Work or upon completion thereof, Company shall have the right (but not the obligation) to clean the Project and charge the cost of such cleaning to Contractor.
11.8 All injuries or damage to property are to be documented in writing and reported to Company immediately, and in no event later than five (5) days after such occurrence.
11.9 Contractor shall review, approve and submit to Company, shop drawings, product data, samples and similar submittals required by the Contract Documents with reasonable promptness. The Work shall be in accordance with approved submittals. When professional certification of performance criteria of materials, systems or equipment is required by the Contract Documents, Company shall be entitled to rely upon the accuracy and completeness of such certifications.
11.10 Contractor shall provide Company, its authorized representative(s) and designees access to the Work in preparation and progress wherever located, without limitation, subject to compliance with applicable safety rules and procedures.
11.11 Contractor will take all commercially reasonable precautions to discover and locate any Hazardous Condition at the Project. In the event that Contractor or any of Contractor Parties encounter any Hazardous Condition that has not been rendered harmless in strict compliance with all Laws, Contractor and all such other persons will immediately stop Work in the area affected and immediately notify Company in writing. The Work in the affected area shall not be resumed except by written agreement between Company and Contractor.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
11.12 It is understood and agreed that if Company gives Contractor written or oral notice, or Contractor otherwise knows, or reasonably should know, of the presence or possible presence or threat of any Hazardous Condition with respect to the Project, Contractor agrees to use due care in respect to the Hazardous Condition while on the Project and will not take any action that will or may result in or cause the Hazardous Condition to be released into the environment, expose individuals, or otherwise threaten the environment. Contractor assumes the risk of all Hazardous Conditions on the Project of which it is informed by Company or otherwise knows or reasonably should know. If Contractor is not qualified to handle or work near any Hazardous Condition, Contractor shall immediately notify Company in writing and cease such Work on the Project. Remediation of any Hazardous Condition encountered at a Work area or otherwise is not included in the definition of Work or included in the Contract Sum.
11.13 Contractor shall keep a competent superintendent and any necessary assistants on the Project at all times during the performance of the Work. Contractor shall notify Company of the name of the superintendent, and the superintendent shall not be changed except with the written notice to the Company. The superintendent shall represent Contractor and all communications given to the superintendent shall be as binding as if given to Contractor. It shall be the duty of the superintendent to coordinate the Work of all Subcontractors.
11.14 Contractor shall restore to original condition those portions of the Project which were not designated for alteration pursuant to the Project but which have been affected by Contractor’s operations.
11.15 Contractor shall comply, at its own expense, with the provisions of the Fair Labor Standards Act of 1938, as amended, and all other applicable federal, state and municipal requirements and Laws applicable to Contractor as an employer of labor. Contractor agrees that it will not discriminate against any employee or applicant for employment on account of race, color, religion, sex, disability or national origin.
11.16 In no event shall Contractor store any construction material or equipment inside Company’s Hub.
11.17 Contractor is an independent contractor to Company under this Agreement. Nothing in this Agreement shall be deemed to create a relationship of employer-employee, principal-agent, partner, or joint venture between Contractor and Company. Contractor shall operate an independent business and agrees to be responsible for all of Contractor’s federal and state and local taxes, withholding, social security, insurance, and other benefits. Upon request, Contractor shall provide Company with satisfactory proof of independent contractor status, including, without limitation, applicable business licenses.
11.18 If any Laws require any Work to be inspected, tested, or approved prior to, during or after commencement of the Work, the Contractor shall furnish to Company certificates of inspection, testing or approval.
12. CORRECTIONS IN THE WORK

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
12.1 If Contractor discovers that any Work is inconsistent with the Contract Documents or otherwise inconsistent with this Agreement, Contractor must notify Company in writing within [***]. In addition, Contractor must correct any Work not in compliance with the Contract Documents or this Agreement within [***] following Contractor’s knowledge of the non-compliant Work. Contractor shall promptly remove, repair, replace or otherwise correct any or all defective Work rejected by Company as not in compliance with the Contract Documents, including, but not limited to, the Acceptance Criteria specified in Attachment 4. In the event Company determines that the Work does not comply with the Contract Documents, including, but not limited to, the Acceptance Criteria specified in Attach 4, Company shall provide Contractor with written notice thereof and Contractor shall have no more than [***] to correct the Work. In the event that the Contractor is unable or unwilling to correct the Work within [***], Company may proceed in accordance with this Section 12. [***]. If Contractor fails to promptly complete any removal, repair, replacement or correction for which it is responsible, Company may, but shall not be obligated to, complete such Work, and directly recover from Contractor the cost of the same, including storage and removal costs. The Contract Time shall not be extended because of any delay caused by Contractor’s poor or defective workmanship, or by Contractor’s failure to supply labor and/or materials that conform to the requirements of the Contract Documents. If any part of Contractor’s Work depends, for its proper execution or end result, upon the work of any other contractor or supplier, Contractor shall inspect and promptly report in writing to Company any defect in such work that renders it unsuitable for proper execution or end result, and Contractor shall not proceed with any phase of the Work until authorized to do so by Company in writing.
12.2 In the event that Contractor fails to correct any defective work within [***] following written notice thereof, except in cases of a safety or security emergency, Company may, at any time thereafter and without cause, remedy any omission or deficiency in the Work that do not meet the requirements of the Contract Documents, [***]. However, if Contractor has actually commenced its correction of the defective work and is using and continues to use commercially reasonable efforts to complete or correct the Work and such completion or correction will take longer than [***] as contemplated in Article 12, then Contractor shall have such additional time as is reasonably required to complete or correct the Work.
12.3 [***].
12.4 [***].
12.5 The obligations of Contractor under this Section 12 shall be in addition to, and not in limitation of, any obligations which may be imposed upon him/her by any special guarantees or by this Agreement or the Contract Documents or which may be otherwise implied by Laws. Notwithstanding any provision of this Section 12 to the contrary, Contractor’s obligations to remedy deficient Work shall be limited to the terms and conditions of the manufacturers’ or suppliers’ warranties in any instance in which the deficiency arises out of defects in commercially available hardware or software components obtained from third parties specified and sourced in accordance with the Contract Documents. Contractor makes no warranties whatsoever regarding such commercially available hardware and software components and any additional services required to

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
swap out defective hardware or software components shall be performed on such terms as the parties shall mutually agree.
12.6 This Section 12 is subject to the terms and limitations set forth in Section 22 below.
13. DISPUTE RESOLUTION
13.1 Each Party shall notify the other Party, in writing, of a Dispute. A Dispute shall be initiated, negotiated and resolved by an Authorized Representative of each Party. Contractor and Company shall provide the other party with the name of its Authorized Representative in writing within ten (10) Business Days of the execution of this Agreement. In the event of a Dispute, either Party may seek to resolve the Dispute by utilizing the procedures set forth below.
13.2 The Authorized Representative of the disputing Party shall initiate negotiations by notifying the other Party’s Authorized Representative of the details of the Dispute, together with the relief sought. The Authorized Representative of the party receiving notification of the Dispute shall respond within five (5) Business Days of receipt of notification, setting forth his or her position and the recommended resolution of such Dispute.
13.3 If the Dispute is not resolved through such negotiation within fifteen (15) Business Days after initiation of the negotiation procedure, either Party may immediately request, in writing, that the Dispute be submitted to a mutually agreeable advisor for mediation under the Commercial Mediation Rules of the American Arbitration Association (“AAA”). The Party requesting mediation shall suggest names of three (3) independent and impartial mediators, and the other Party shall agree to, and select, one (1) of the mediators within three (3) Business Days of a request for mediation. Neither Party shall unreasonably withhold acceptance of a suitable mediator. The mediation shall last no longer than five (5) Business Days, and shall be attended by the Authorized Representative of each Party. The Parties shall share the mediator’s fee equally. If the Dispute has not been resolved through mediation, then such mediation shall be terminated by a written declaration of the mediator.
13.4 If the Dispute has not been resolved through mediation, then upon the earlier of written declaration of the mediator that such Dispute has not been resolved or fifteen (15) Business Days after submission of a request for a mediation, either party may submit the Dispute to binding arbitration, subject to the Commercial Arbitration Rules of the AAA then currently in effect. The party requesting arbitration shall provide to the other party notice of the request for arbitration, and names of three (3) independent and impartial arbitrators, and the other party shall agree to, and select, one (1) of the arbitrators within three (3) Business Days of a request for arbitration. Neither party shall unreasonably withhold acceptance of a suitable arbitrator. The arbitration shall be governed by the Commercial Arbitration Rules of the AAA. The parties stipulate and agree not to seek to introduce into evidence, and not to compel the production of, documents prepared for, or statements made in the course of settlement discussions including the confidential mediation process, in any arbitration or subsequent litigation or administrative proceeding; provided, however, that fully-initialed journal entries, and any written modifications and dispute settlement agreements which have been fully signed by all necessary parties, may be introduced into evidence. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
thereof. The arbitrator shall not have authority to award punitive damages. The prevailing party in any such arbitration proceeding shall be entitled to reasonable attorneys’, consultants’ and/or experts’ fees, costs and expenses, in addition to any other relief to which such prevailing party may be entitled in accordance with the terms of this Agreement. So long as (a) the parties are working amicably to resolve a Dispute as contemplated in Sections 13.1-13.3 above, and (b) Company is paying undisputed amounts and placing disputed amounts into escrow as explained in the next sentence, Contractor shall not delay or suspend any Work and shall perform and carry on the portion of the undisputed work, and maintain all reports all in accordance with the requirements of this Agreement. Company shall (x) place any disputed payment amounts into escrow for distribution as determined based on the outcome of the dispute resolution discussions, and (y) timely pay any amounts not in dispute.
13.5 Notwithstanding the provisions of this Section 13, and without waiving any other rights, remedies or courses of action available under this Agreement, at law, in equity, or otherwise:
13.5.1 A Party that believes that it is entitled to indemnification or contribution under the terms of this Agreement may, at the sole option of the Party entitled to indemnification or contribution, seek relief in a court having jurisdiction thereof through any allowable procedure.
13.5.2 Either Party may seek from any court of competent jurisdiction, any interim or provisional relief that is necessary to protect the rights or property of the Party, including without limitation injunctive relief, pending the arbitrator’s final decision or other resolution of the Dispute.
13.5.3 Either Party may cancel or terminate this Agreement in accordance with its terms and conditions without being required to follow the dispute resolution procedures set forth in this Section 13.
13.5.4 If the Dispute involves a monetary claim equal to or greater than [***], then either Party may elect not to pursue the dispute resolution procedures set forth in this Section 13, and may instead pursue any other rights, remedies or courses of action available under this Agreement, at law, in equity, or otherwise.
14. PAYMENT
14.1 [***].
14.2 [***].
14.3 For all payment amounts exceeding $50,000, Company may elect to remit such payments to Contractor through wire transfers of immediately available U.S. funds. Lesser amounts will be reimbursed either by wire transfer or by company check of immediately available U.S. funds payable to the Contractor.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
14.4 Should the Contractor fail to complete the Work within each or any Phase in a manner prescribed in this Agreement, such that any FORNet System may not be used for the purposes intended under the Contract Documents and this Agreement, then Contractor shall have time to correct as prescribed in Section 12.1. [***].
14.5 If Contractor fails to complete the Work within each or any Phase in a manner prescribed in the Contract Documents and this Agreement, Contractor has time to correct such failure as described in Section 12.1. If Contractor is unable to correct such failure in accordance with 12.1, Company in its sole discretion may declare Contactor in default of this Agreement.
14.6 Original invoices shall be submitted by Contractor consistent with the payment terms of the Contract Documents, in accordance with invoicing procedures attached hereto as Attachment 5. Invoices for final payment [***] shall be submitted and paid only after [***].
14.7 Invoices submitted in proper form shall be paid within [***] from receipt. Contractor’s invoices issued in connection with a Project shall reference this Agreement or, where applicable, a Change Order, and shall include a detailed description of the Work actually performed, and shall be accompanied by such documentation as Company may reasonably require to verify amounts billed. Invoices shall be submitted to the address below with a copy provided to the local market point of contact:
SPRINT
PO Box 10850
McLean, VA 22102
Attention: Accounts Payable
If requested by Company, Contractor shall send invoices electronically in a format compatible with Company’s electronic invoicing process. Company will provide Contractor with Company’s electronic process requirements, and any changes or modifications to such process, from time to time. Company’s payments to Contractor shall be submitted to:
CONTRACTOR:
NextG Networks, Inc.
2216 O’Toole Avenue
San Jose, CA 95131
Attention: Accounts Receivable
14.8 If Company identifies a problem with an invoice within [***] of receipt, Company shall provide Contractor with a written notice of Company’s objection and may withhold payment for the portion of the invoice to which objection is made. If Company discovers a problem with an invoice after payment, payment for the contested amount may be withheld from payment of the next invoice submitted by Contractor for the same Project.
14.9 [***].

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
14.10 The making of final payment of the Contract Sum shall not constitute a waiver by Company for Claims arising from: a) liens, claims, security interests or encumbrances arising out of any Contract and unsettled claims; b) failure of the Work to comply with the requirements of the Contract Documents; or c) terms of any warranties contained in or required by the Contract Documents or Laws. Acceptance of final payment by Contractor or Subcontractor shall constitute a waiver of claims by that payee or anyone claiming by or through them except those previously made in writing and identified by that payee as unsettled at the time of final application for payment.
14.11 To the extent Contractor receives any during the course of performance of the Work, Contractor’s final invoice shall be accompanied by all undelivered manufacturer’s maintenance and operation instructions, schedules, guarantees, bonds, warranties, manufacturer’s catalogs, bulletins, instructions, certificates of inspection and any other documents of any nature whatsoever that are required or provided for by this Agreement.
14.12 The Parties agree to be bound only by the terms and conditions set forth in this Agreement, and it is hereby expressly agreed that any terms and conditions on any Purchase Order issued by Company inconsistent with the terms and conditions of this Agreement shall not apply
14.13. No additional terms or conditions applicable to the provision of the Work and incorporated in an invoice shall be binding upon Company. Payment of any such invoice, in whole or in part, or any other action taken by Company in pursuance of its rights shall be not be construed as acceptance of those terms and conditions that are incorporated into Contractor’s invoice.
15. TAXES
15.1 The Parties shall comply with all federal, state, and local tax laws applicable to transactions occurring under this Agreement. Contractor shall provide Company with a completed Form W-9 for federal income tax reporting purposes before any partial or full payments of the Contract Sum are made by Company to Contractor.
15.2 Contractor shall provide Company with Contractor’s sales tax registration number from the state(s) in which goods and/or services provided under this Agreement are performed. If Contractor is not currently registered for sales tax purposes, Contractor will register with the state for sales tax purposes before any payments are made by Company to Contractor.
15.3 In order to comply with applicable sales and use tax laws, Contractor shall specify on each invoice whether Work performed under this Agreement constitutes either (a) the installation of tangible personal property; or (b) the construction of real property.
15.3.1 Contracts for installation of tangible personal property. If the Work performed by Contractor is considered installation of tangible personal property, Contractor shall be responsible for collecting from Company and remitting to the taxing jurisdiction(s) sales or use tax on all taxable charges made under this

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
Agreement. Contractor shall separately state all taxable and nontaxable charges for services, materials, and freight provided under this Agreement. Contractor shall separately state all sales and use taxes collected on project charges, and the sales tax registration number under which the taxes are remitted. However, Company shall not be responsible for such taxes for which Company has provided Contractor with a valid and properly executed exemption certificate. If Contractor fails to properly invoice Company for taxes on the original invoice for goods and services provided under this Agreement, or promptly correct such invoice, Company shall not be responsible for payment of such taxes to Contractor. Company shall not be responsible for any taxes imposed on Contractor arising from Contractor’s consumption of goods and services in connection with this Agreement. Company shall not be responsible for any other taxes, fees, or other charges of any kind.
15.3.2 Contracts for installation of real property. If the Work performed by Contractor is considered construction of real property, Contractor shall be responsible for paying applicable sales tax on all of Contractor’s purchases of materials used or consumed in performance of this Agreement. Company shall not be responsible for any taxes, fees or other charges of any kind.
15.4 The Parties shall cooperate with one another in minimizing tax expenses arising from transactions occurring pursuant to this Agreement.
16 COMPLIANCE WITH LAWS
16.1 Contractor shall prepare and maintain such full and detailed accounts as may be necessary for proper financial management under this Agreement and in accordance with generally accepted accounting principles, as applicable.
16.2 If there is a Dispute, Contractor must provide Company, its internal and external auditors, inspectors and regulators, access to Contractor’s data and records that are directly relevant to the Work and relevant to resolving the Dispute, including audits, examinations and inspections relating to, (a) the accuracy of charges and invoices, (b) Contractor’s compliance with applicable laws or regulations, and (c) Contractor’s compliance with safety procedures relating to its performance of the Work on a Project.
17 LIENS
17.1 Contractor will not permit any mechanics’, materialmen’s, or other liens to be filed by any Subcontractor of Contractor. However, if any such lien shall at any time be filed, Contractor shall have the right to contest the validity or the amount of any such lien but, on the final determination of such contest, shall immediately pay any adverse judgment rendered with all proper fees, costs and charges and shall have the lien released at its own expense. If Contractor desires to contest any such lien, then prior to commencing such contest, it will furnish Company with a bond in the amount and in the type required by applicable Laws, which bond shall release the property from the lien and secure the payment of such obligation to the Subcontractor.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
17.2 Contractor shall submit with each application for partial or full payment of the Contract Sum, evidence that all Subcontractors and any other person who might claim a mechanic’s or materialman’s or other lien through Contractor, have been paid, by furnishing with each such application for partial payment of the Contract Sum a partial release of lien from such Subcontractor or other persons claiming a lien. With each such application for payment, Contractor shall also furnish to Company Contractor’s own partial release of lien. Upon making application for final payment of the Contract Sum, Contractor shall furnish evidence that all Subcontractors and other such persons have been paid and shall also procure for Company final releases of lien from all such Subcontractors and any other person who could reasonably be expected to claim a lien through Contractor. In the event final payment of the Contract Sum is made and liens are still filed against the Work Site for the Project, Contractor shall either defend and hold Company harmless against the underlying claims or refund to Company all monies that Company may be compelled to pay in discharging such lien, including all costs and reasonable attorneys’ fees.
18. INSURANCE
18.1 Contractor shall purchase and maintain insurance policies issued by companies licensed or authorized to transact business in the states where the Work is to be performed and who hold a current rating of not less than A-, VII, according to Best’s Key Rating Guide. Contractor’s insurance shall protect the Company Parties from claims under the Workers’ Compensation act and other employee benefit acts which are applicable, claims for damages because of bodily injury, including death, and claims for damages, other than to the Work itself, to person or property which may arise out of or result from Contractor’s operations under the Agreement, whether such operations be by Contractor or by a Subcontractor or anyone directly or indirectly employed by any of them. This insurance shall be written for not less than limits of liability specified herein and shall include contractual liability insurance applicable to Contractor’s obligations as provided herein.
18.2 Contractor’s insurance shall include:
18.2.1 Worker’s Compensation. Insurance shall be provided as required by any applicable law or regulation.
18.2.2 Employer’s Liability Insurance shall be provided in amounts not less than:
a.	$1,000,000.00 each accident for bodily injury by accident; and

b.	$1,000,000.00 policy limit for bodily injury by disease; and

c.	$1,000,000.00 each employee for bodily injury by disease.
18.2.3 Commercial General Liability insurance (including but not limited to, contractual liability insurance, with an occurrence limit of $1,000,000 for any one occurrence, $2,000,000 General Aggregate and $2,000,000 Products Completed Operations Aggregate).
18.2.4 Automobile Liability Insurance, including coverage for all owned, hired and non-owned automobiles, with limits of liability not less than $1,000,000 combined single limit each accident for bodily injury and property damage.
18.2.5 Professional Liability Insurance in an amount equal to $2,000,000 per occurrence.

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
18.2.6 Umbrella Insurance, providing excess coverage in the amount of $5,000,000.00 and providing such additional coverage for all of the risks and obligations of Contractor described in this Section 18.
18.3 If there is an exposure or injury to Contractor’s employees under the U.S. Longshoremen’s and Harbor Worker’s Compensation Act, the Jones Act or under Laws applicable to maritime employees, equivalent coverage shall be included for such injuries or claims.
18.4 The Commercial General Liability insurance shall cover all operations by or on behalf of Contractor, providing insurance on a per occurrence basis for bodily injury liability and property damage liability for the limits of liability indicated above and including coverage for:
     a) premises and operations; and
     b) products and completed operations; and
     c) contractual liability insuring the obligations assumed by Contractor in this Agreement; and
     d) broad form property damage (including completed operations); and
     e) explosion, collapse and underground hazards; and
     f) personal injury liability.
If the Commercial General Liability policy does not have an endorsement providing that the general aggregate limit applies separately to each Project, or if defense costs are included in the general aggregate limit, then the required aggregate limits shall be $4,000,000.
Company and Company Parties shall be named as additional insureds, under the occurrence form Commercial General Liability, Auto Liability and Umbrella Liability policies. The policies shall stipulate that the insurance afforded the additional insureds shall apply as primary insurance and that any other insurance carried by Company and Company Parties will be excess only and will not contribute with this insurance. Each insurance policy shall contain a waiver of subrogation in Company’s favor. Contractor shall require that its subcontractors purchase and maintain insurance in the amounts and coverages substantially similar to those described in this Section 18. Contractor shall require that each subcontractor name Company and Company Parties as additional insureds.
Proof of insurance in the form of a Certificate of Insurance (ACORD form 25S or equivalent) evidencing the insurance required by each Project, shall be furnished by Contractor before any Work under any Project is commenced, and within fifteen (15) days of renewal or replacement of any policy required by this Agreement. There will be no cancellation or reduction of coverage or material alteration without Contractor providing (30) days prior written notice to Company. The certificates of insurance shall also confirm that Company and Company Parties have been named as additional insureds. Notwithstanding anything to the contrary contained in this Agreement, acceptance of certificates of insurance by Company shall in no way waive or limit any insurance, indemnity, or other obligations of Contractor. All certificates of insurance shall be addressed to:

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
Sprint
2001 Edmund Halley Drive
Reston, VA 20191
Attn: Supply Chain Management — Contract Administrator
18.7 In the event Contractor fails to maintain any insurance coverage required under this Agreement, Company may maintain such coverage and charge the expense to Contractor, or terminate this Agreement.
18.8 Except to the extent caused by the intentional acts of Company, Contractor waives all rights against Company and Company Parties for damages caused by fire or other perils to the extent covered by property insurance obtained pursuant to this section or any other property insurance applicable to any Work. Contractor shall require similar waivers in favor of Company by all Subcontractors.
18.9 Contractor shall be responsible for the welfare of any materials and equipment provided by Company at a Project pursuant to the Contract Documents until such time as control of such Project has been fully transferred to Company.
19. INDEMNIFICATION
19.1 Contractor shall indemnify, defend and hold Company and Company Parties harmless from and against any and all Claims arising out of or in connection with and to the extent caused by: (i) Contractor’s breach of any term or condition of this Agreement or any of the Contract Documents, (ii) defective performance of, or failure to perform any Work, (iii) any infringement of patent and/or other intellectual property right in connection with the Work unless a particular design, process or product of a particular manufacturer is required by the Contract Documents (and provided that the Contractor lacks reason to believe that there is an infringement of patent or other intellectual property rights), (iv) the failure of Contractor or any of Contractor Parties to comply with all Laws in connection with Hazardous Condition (v) any act or omission by Contractor or any of Contractor Parties that worsens, releases, or creates any Hazardous Condition, (vi) the transport or disposal of any materials which created or would create a Hazardous Condition on or off a Project, (vii) any negligent or willful act or omission of Contractor or Contractor Parties, or (viii) any damage to persons or property resulting from the acts or omissions of Contractor or Contractor Parties. Company and each of Company Parties shall have the right to defend its own interest in connection with any such Claims at such parties’ sole cost and expense and such election to so defend its own interest shall in no way relieve Contractor of its obligations under this Section 19.1. The duties described in this Paragraph 19 shall survive the termination of this Agreement. The indemnity, defense, and hold harmless obligations in this Section 19.1 does not apply to the extent any Claim arises out of or is related to the acts or omissions, whether negligent or intentional, of Company or Company Parties.
19.2 In the event Claims to which the indemnities of Section 19.1 apply are brought against any person or entity indemnified under Section 19.1 by an employee of Contractor or any of Contractor Parties, the indemnification obligations provided in Section 19.1 shall not be limited by a limitation

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
on amount or type of damages, compensation or benefits payable by or for Contractor or any of Contractor Parties under Worker’s or Workmen’s Compensation acts, disability benefit acts or other employee benefit acts.
20. TERMINATION
20.1 [***].
20.2 [***].
20.3 [***]
20.3.1 [***]
20.3.2 [***]
20.3.3 [***]
20.3.4 [***]
20.3.5 [***]
20.3.6 [***]
20.4 [***].
20.5 [***].
20.6 [***].
20.7 [***].
20.8 Force Majeure Termination Events. Either Party may terminate the affected portion of a Project upon not less than [***] written notice to the other Party if (i) any Force Majeure Event applicable to the other Party results in that other Party’s inability to perform its obligations for that Project for a period of [***] or more; or (ii) any Force Majeure Event applicable to the terminating Party results in the terminating Party’s inability to perform its obligations for that Project for a period of [***]. Upon any such cancellation, Company shall pay any invoices for milestones earned or achieved by Contractor up to and including the effective date of termination, and upon such payment each Party shall thereafter be relieved of all further liability with respect to the cancelled portion of the Project except that a Party shall continue to be liable for any breaches that occurred and were not cured prior to the effective date of termination

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CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
21. PROTECTION OF PERSONS AND PROPERTY
21.1 Contractor shall be responsible for initiating, maintaining, and supervising all safety precautions and programs in connection with the performance of the Work on any Project. Contractor shall take reasonable precautions for safety of and shall provide reasonable protection to prevent damage, injury or loss to:
a) employees on the Work site and other persons who may be affected thereby;
b) the Work and materials and equipment to be incorporated therein; and
c) other property at the Project or adjacent thereto.
21.2 Contractor shall give notices and comply with Laws bearing on safety of persons and property and their protection from damage, injury or loss. Contractor shall promptly remedy damage and loss to property at the Site caused in whole or in part by Contractor, or any of Contractor’s Parties, except to the extent the damage or loss was attributable to acts or omissions of Company or any Company Parties.
21.3 If an emergency arises during the conduct of its Work hereunder where Contractor reasonably determines that there is a substantive and tangible threat to the environment or to the public health and safety of persons or property and where it is impossible for Contractor to obtain immediate authorization from Company regarding corrective actions, Contractor shall take reasonable steps to prevent threatened damage, injury or loss to persons or property and shall notify Company immediately of such corrective action. Contractor shall cease or terminate Work upon Company’s request until all such threats have been resolved to the Company’s satisfaction.
22. GUARANTEE
22.1 The Work included under each Project is to be completed in accordance with the applicable Contract Documents to the reasonable satisfaction of the Company and any Disputes with respect thereto shall be resolved in accordance with Section 13. Notwithstanding anything to the contrary herein, all Work executed under each Project shall be guaranteed free from defective materials and workmanship for a period of [***] from the date of Final Completion. To the extent Contractor provides any equipment or software under the terms of this Agreement, all equipment and software warranties are passed through from the original equipment manufacturer/software provider, are solely between Company and such manufacturers/providers, and Contractor makes no additional warranties on such equipment and software whatsoever.
22.2 Neither party, nor any person affiliated with or in a contractual relationship with a party shall be liable to the other party for special, punitive, exemplary, consequential, incidental or indirect losses or damages as a result of the performance or nonperformance of its obligations under this Agreement, or its acts or omissions related to this Agreement or its use of any Network or any FORNet System or related facilities whether or not arising from sole, joint or concurrent negligence, strict liability, tort, contract or violation of law or otherwise, even if the party has been advised of the possibility of such damages. EXCEPT FOR ANY LIABILITY WITH RESPECT TO CLAIMS BASED ON BODILY INJURY, DAMAGE TO TANGIBLE PROPERTY OR ANY VIOLATION OF THE LAW COVERED BY ARTICLE XIX ABOVE, THE LIABILITY OF EACH PARTY ARISING FROM DAMAGES UNDER THIS AGREEMENT SHALL BE

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-24-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
LIMITED TO AN AMOUNT EQUAL TO TWO (2) TIMES THE TOTAL AMOUNT WHICH COMPANY IS OBLIGATED TO PAY FOR THE PROJECT THAT IS THE SUBJECT OF THE DISPUTE. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PRECEDING SENTENCE, CONTRACTOR’S INSURANCE OBLIGATIONS IN ACCORDANCE WITH PARAGRAPH 18 ABOVE IS NOT IN ANYWAY LIMITED BY THE LIMITATION OF LIABILITY PROVISION DESCRIBED IN THE PRECEDING SENTENCE.
23. CONFIDENTIALITY
23.1 Confidentiality. In the absence of a separate Confidentiality Agreement between the parties, if either party provides confidential information to the other in writing and identified as such or if in the course of performing under this Agreement a party learns confidential information, the receiving party shall use such information solely in furtherance of the objectives contemplated in this Agreement and shall protect the confidential information from disclosure to third parties with the same degree of care accorded its own confidential and proprietary information; provided, however, that the parties shall each be entitled to provide such confidential information to their respective directors, officers, members, managers, employees, agents, contractors, consultants, representatives, affiliates, Company Parties, Contractor Parties, financial institutions, underlying facility owners, potential assignees (who are bound by a written agreement restricting use and disclosure of confidential information) and representatives of affiliates, in each case whose access is reasonably necessary in connection with either parties performance of and compliance with this Agreement. Each such recipient of confidential information shall be informed by the party disclosing confidential information of its confidential nature, and shall be directed to treat such information confidentially and shall agree to abide by these provisions. In any event, each party shall be liable (with respect to the other party) for any breach of this provision by any person to whom that party discloses confidential information. The terms of this Agreement (but not its execution or existence) shall be considered confidential information for purposes of this Article. Notwithstanding any other provision herein, neither Contractor nor Company shall be required to hold confidential any information that: (a) becomes publicly available other than through the recipient; (b) is required to be disclosed by a governmental, regulatory authority, or judicial order, rule, or regulation or proceedings with respect to this Agreement or a party’s obligations as a publicly held company (provided that, prior to any such disclosure, the other party shall have been provided a reasonable opportunity to recommend steps to preserve the confidential nature of the information, including seeking confidential treatment from the Securities and Exchange Commission or, in the case of judicial or regulatory proceedings, seeking a protective order therefore); (c) is independently developed by the disclosing party; (d) becomes available to the disclosing party without restriction from a third party; or (e) is required by its lender and is given to such lender on a confidential basis.
23.2 Survival. These obligations shall survive expiration or termination of this Agreement for a period of [***].
23.3 Trade Dress Usage. Neither party shall use the name, trade name, service mark, or trademark of the other in any promotional or advertising material without the prior written consent of the other.
24. OWNERSHIP OF PROPERTY

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-25-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
24.1 Title to all property owned by Company and furnished to Contractor shall remain in Company. Any property owned by Company and in Contractor’s possession or control shall be used only in the performance of Work unless authorized in writing by Company. Contractor shall adequately protect such property, and shall deliver or return to Company or otherwise dispose of it as directed by Company.
24.2 No licenses, express or implied, under any patents, copyrights, trademarks or other intellectual property rights are granted by Company to Contractor or by Contractor to Company. As between the Parties, all confidential information and intellectual property furnished by one Party to the other Party or any other third party related to this Agreement or otherwise accessed in relation to this Agreement belong to the furnishing Party and will remain the furnishing Party’s sole and exclusive property.
25. NOTICES
25.1 All notices from one party to the other required by this Agreement shall be in writing and shall be made by hand delivery, or by first class mail, postage prepaid, return receipt requested, or by telex, or by telecopier, or by reliable overnight courier addressed as follows:
To Contractor:
NextG Networks, Inc.
2216 O’Toole Avenue
San Jose, CA 95131
Attention: General Counsel
To Company:
Sprint
2001 Edmund Halley Drive
MS: VARESP0401-A4023
Reston, VA 20191-3436
Attn: Real Estate Law Group
With a copy to:
Sprint
2001 Edmund Halley Drive
Reston, VA 20191-3436
Attention: Supply Chain Management
Notices shall be deemed served or delivered to the addressee or its office when received at the address for notice specified above when hand delivered, upon confirmation of sending when sent by telex or by telecopier, on the day after being sent when sent by overnight delivery service, or three (3) days after deposit in the mail when sent by U.S. mail.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-26-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
26. SUPPLIER DIVERSITY
26.1 Company is committed to equal employment and supplier diversity. As part of this commitment, it is the policy of Company that Diverse Suppliers shall have the maximum practicable opportunity to participate in performance of contracting between Company and its Contractors. Contractor agrees to carry out this policy in the award of subcontracts (to the extent permitted hereunder) to Diverse Suppliers to the fullest extent consistent with efficient contract performance.
26.2 Contractor agrees to establish and conduct a program, which will enable Diverse Suppliers to be considered fairly as subcontractors under Contractor’s contracts with Company. In order to establish and conduct such a program, Contractor shall:
(a)	Assist Diverse Suppliers by arranging contracting opportunities, quantities, specifications and delivery schedules so as to facilitate the participation by such business concerns.

(b)	Provide adequate and timely consideration of the potentialities of Diverse Suppliers in all “make-or-buy” decisions.

(c)	Designate a liaison manager who shall be responsible for interfacing with and administering subcontracting opportunities for Diverse Suppliers.

(d)	Counsel and discuss subcontracting opportunities with representatives of Diverse Suppliers.

(e)	Maintain records showing (i) procedures adopted by Contractor to comply with the policy and procedures set forth in this Agreement, including the establishment of a source list of Diverse Suppliers; (ii) awards to Diverse Suppliers on the source list; and (iii) specific efforts to identify and award contracts to Diverse Suppliers.

(f)	Cooperate with Company representatives in any studies and surveys of Contractor’s Diverse Suppliers procedures and practices that Company may conduct periodically.
26.3 Each year of the Term, Contractor is required to use commercially reasonable efforts to spend a minimum of ten percent (10%) of the total of that year’s value of this Agreement with Diverse Suppliers during the Term. Contractor shall provide quarterly reports describing the subcontractors and the total amount subcontracted to each pursuant to the terms of this Agreement throughout the Term. Company recognizes and agrees that the spending requirement referenced above may be achieved by using subcontractors who do not perform work directly for Company with respect to this Agreement. Contractor shall satisfy the requirements of this Section 26.3 by acquiring goods and services from Diverse Suppliers in an aggregate amount of ten (10%) percent of the dollar value of this Agreement as part of Contractor’s overall procurement spending.
26.4 Within thirty (30) calendar days of the Effective Date, Contractor shall provide Company with a strategic plan outlining the methodology to be used by Contractor to meet its contractual obligation to Company regarding the use of Diverse Suppliers. The plan must include implementation of the Contractor’s diversity subcontracting strategy. Contractor shall prepare and submit reports detailing Contractor’s actual performance of the policy and procedures of this Agreement within fifteen (15) calendar days of the end of each quarter. Such reports shall include the total amount of invoices expressed in dollars paid by Company to Contractor for products and services under this Agreement as well as the total amount expressed in dollars of subcontracts

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-27-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
between Contractor and any Diverse Suppliers during that quarter. Contractor shall submit such reports in a form prescribed by Company.
26.5 Contractor’s failure to comply in good faith with this provision of this Agreement, including Contractor’s failure to provide quarterly reports or to cooperate in any investigation conducted by Company of Contractor’s performance under this provision of the Agreement, shall be deemed a material breach of this Agreement by Contractor as well as any other contract between Company and Contractor.
27. AFFILIATE PURCHASE RIGHTS
27.1 Contractor will perform the Work under this Agreement and any existing Purchase Orders to any Company Parties upon request. Contractor will negotiate with Company Parties in good faith for Purchase Orders covering Work not governed by an existing Purchase Order, consistent with this Agreement. All references to Company in this Agreement refer equally to Company or the Company Parties executing a particular Purchase Order. Company and Company Parties may pool any applicable transaction volumes such that any tiered rate structure hereunder is applied to the aggregate volume.
27.2 Only the entity purchasing Work under the Purchase Order incurs any obligation or liability to Contractor under that Purchase Order or this Agreement. Contractor will provide separate invoicing to Company and any Company Parties purchasing under this Agreement. Contractor will accept separate payment from Company and Company Affiliates.
27.3 If Company divests a Company Parties or other portion of its business (“Divested Business”) that is party to any Contract Documents or accepted Purchase Orders related to any Project subject to this Agreement, such Divested Business will be entitled to continue purchasing Work under this Agreement and the applicable Contract Documents for the remaining term of this Agreement. The Divested Business will be solely responsible for any services and deliverables purchased by the Divested Business after the divestiture.
28. MISCELLANEOUS
28.1 The Agreement shall be governed by the Laws of the Commonwealth of Virginia without reference to its conflicts of law principles.
28.2 [***].
28.3 This Agreement and any of the Contract Documents may be executed (i) electronically in accordance with the written instructions and policies implemented by Company and delivered to Contractor from time to time or (ii) by facsimile copy forwarded to the other party (with confirmation of the time and date sent printed on the facsimile copy). This Agreement and any of the Contract Documents may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-28-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
28.4 This Agreement shall inure to the benefit of, and shall be binding upon the Parties hereto and their respective successors and permitted assignees, except as prohibited by the express terms of this Agreement. Any assignment of the Contract Sum shall be made in accordance with Section 5.4.
28.5 Company and Contractor each represent that the individual signing this Agreement on its behalf has the power and authority to enter into this Agreement and that this Agreement constitutes a valid and binding obligation of such party. Upon request, Contractor shall execute and deliver to Company a certificate of compliance in form as supplied to Contractor from time to time, upon Company’s request, certifying that Contractor is in full compliance with the terms and conditions of this Agreement.
28.6 If any term or condition of this Agreement or Contract Documents is found unenforceable, the remaining terms and conditions will remain binding upon the Parties as though said unenforceable provision were not contained herein.
28.7 This Agreement, together with the Contract Documents, constitutes the complete agreement between Company and Contractor with respect to the subject matter hereof and supersedes any prior oral or written negotiations or agreements relating to the Work. In the event there is a conflict between the Proposal and other aspects of this Agreement, this Agreement shall prevail. Any amendments to this Agreement must be in writing and executed by both Parties.
Signature page to follow.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-29-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
WITNESS the execution hereof as of the date first written above.

COMPANY:

/s/ Illegible
(Witness)

	By:	/s/ Karen M. Holman

Name: Manager — SCM

Title: Karen M. Holman

Date: September 1, 2006

NEXTG NETWORKS, INC.

/s/ Ronald S. Kramer
(Witness)

	By:	/s/ John Georges

John Georges President

Date: August 9, 2006
ATTACHMENTS

1	SCOPE OF WORK

2	SAMPLE PURCHASE ORDER FORM

3	SAMPLE CHANGE ORDER

4	FORNetTM SYSTEM ACCEPTANCE CRITERIA AND TESTING PROCEDURES

5	INVOICING PROCEDURES

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-30-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
ATTACHMENT 1
SCOPE OF WORK
[specific to each FORNet LICENSE]
THIS FORM MAY BE CHANGED BY COMPANY AT COMPANY’S DISCRETION
ATTACHMENT 2
SAMPLE OF A PURCHASE ORDER

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-31-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.

Jul-13-04	05:17	From-NEXTEL	8138064003	T-680	P.01/01	F-540

Purchase Order

2001 & 2003 Edmund Halley Dr.
Reston VA 20191
United States

Dispatch via Print
Purchase Order	Date	Revision	Page

1

Payment Terms	Freight Terms		Ship via
NET 30	Origin		Routing Gu

Buyer	Phone		Currency
USD

	Ship To:	26.046388888889-80.222222222222
Vendor: 000000		United States

United States	Bill To:	PO BOX 10850
McLean VA 22102-8850
United States

Tax Exempt? N	Tax Exempt ID:	Replenishment Option: Standard
Line-Sch	Item/Description	Mfg ID	Quantity UOM	PO Price	Extended Amt	Due Date

1- 1			EA	1.00		07/30/2004

			Schedule Total

			Item Total

2- 1			EA	1.00		07/30/2004

			Schedule Total

			Item Total

			Total PO Amount

Authorized Signature

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-32-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
THIS FORM MAY BE CHANGED BY COMPANY AT COMPANY’S DISCRETION
ATTACHMENT 3
SAMPLE OF A CHANGE ORDER

Jul-13-04	04:58	From-NEXTEL	8138064003	T-678	P.01/01	F-538

Purchase Order

2001 & 2003 Edmund Halley Dr.
Reston VA 20191
United States

CHANGE ORDER – REPRINT		Dispatch via Print
Purchase Order	Date	Revision	Page

1

Payment Terms	Freight Terms		Ship Via
NET 30	Origin		Routing Gu

Buyer	Phone		Currency
USD

	Ship To:	28.360016666667-81.559988888889
Vendor: 00000		United States

United States	Bill To:	PO BOX 10850
McLean VA 22102-8850
United States

Tax Exempt? N	Tax Exempt ID:	Replenishment Option: Standard
Line-Sch	Item/Description	Mfg ID	Quantity UOM	PO Price	Extended Amt	Due Date

1- 1			EA	1.00		07/01/2004

			Schedule Total

			Item Total

2- 1			1.00 EA			07/01/2004

			Schedule Total

			Item Total

3- 1			EA	1.00		07/30/2004

			Schedule Total

			Item Total

4- 1			EA	1.00		07/30/2004

			Schedule Total

			Item Total

			Total PO Amount

Authorized Signature

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-33-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
ATTACHMENT 4
FORNet SYSTEM ACCEPTANCE CRITERIA
AND TESTING PROCEDURES
The parties agree that the FORNet System is constructed and activated, and the following conditions have been satisfied:
[***]
By the signatures below, Company acknowledges that the foregoing items have been delivered by Contractor, and Contractor and Company agree that the Acceptance Date determined pursuant to                      shall be as set forth below.

Acceptance Date:

CONTRACTOR	COMPANY	.

By:	By:
Name:	Name:
Title:	Title:

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-34-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
ATTACHMENT 5: INVOICING PROCEDURES
All invoices MUST contain the following information:
[***]
Additional Invoice Instructions:
In addition to the requirements listed above and those contained in the applicable Purchase Order, please note the following instructions:
[***]
Attached is a sample invoice for your reference. To avoid any potential payment delays and to ensure compliance with these new requirements, please send sample invoices for review and approval by your Nextel Buyer.
Additionally, in order to facilitate payment, Company encourages payment via direct deposit.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-35-	MCA/BDA -2.11.05

CONFIDENTIAL TREATMENT REQUESTED BY NEXTG NETWORKS, INC.
SAMPLE INVOICE

INVOICE DATE INVOICE NUMBER

VENDOR NAME
VENDOR’S NEXTEL ID #
VENDOR CONTACT
VENDOR CONTACT PHONE NUMBER

VENDOR ADDRESS

VENDOR REMIT TO ADDRESS

PAYMENT TERMS:
Nextel Communications
P.O. Box 10850
McLean, VA 22102
NEXTEL PO NUMBER: 123456

PO LINE	PO LINE	TOTAL
NO.	DESCRIPTION	AMOUNT
1.	Site # — Site Name — Leasing	$3,000.00
3.	Site # — Site Name — Construction	$2,000.00
NOTE: These line descriptions should be identical to what is on the PO.

Sub-total Goods/Materials	$0,000.00
Sub-total Services	$5000.00

VA Sales Tax	$000.00
Freight/Shipment	$00.00

Invoice Total	$5,000.00

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Nextel Proprietary & Confidential	-36-	MCA/BDA -2.11.05